                             Exhibit 99.1
Rockwell Medical Announces First Quarter 2023 Results
•Achieved fourth consecutive quarter of revenue growth with new high of $19.7 million, representing a 22.4% increase over the same period in 2022
•Achieved $2.6 million in gross profit, representing a 425% increase over the same period in 2022
•Continued to reduce expenses and improve earnings per share with focus on driving enhanced business performance
•Entered into several new long-term supply, product purchase, and distribution agreements
•Reiterates 2023 guidance of revenue between $78.0 million and $82.0 million and gross profit between $7.0 million and $9.0 million

Wixom, Michigan, May 15, 2023 – Rockwell Medical, Inc. (the "Company") (Nasdaq: RMTI), a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products to dialysis providers worldwide, today announced financial and operational results for the three months ended March 31, 2023.

"Last year, we presented a new strategy and business plan for Rockwell that focused on enhancing our revenue-generating businesses, pausing our capital-intensive businesses, improving our financial condition, de-levering the Company, and driving us to profitability in 2024," said Mark Strobeck, Ph.D., Rockwell Medical’s President and CEO. "Our results for the first quarter of 2023, and the announcements we've subsequently made in the second quarter, continue to demonstrate that we are making significant progress towards these goals and objectives. We are putting Rockwell in a better position to drive growth and further improve our performance so that we can benefit more patients around the world."

First Quarter 2023 Financial Highlights
•Revenue for the three months ended March 31, 2023 was $19.7 million, which represents a 22.4% increase over $16.1 million for the same period in 2022 and an increase over the fourth quarter of 2022.
•Gross profit for the three months ended March 31, 2023 was $2.6 million, a 425% increase year-over-year compared with gross loss of $0.8 million for the same period in 2022.
•Rockwell continued to reduce its operating expenses over the first quarter 2023 by focusing on enhanced business performance and more efficient manufacturing processes. For the three months ended March 31, 2023, operating loss was $1.4 million compared to $6.6 million for the same period in 2022 and an improvement over the fourth quarter of 2022.
•For the three months ended March 31, 2023, Rockwell's net loss was $1.75 million, or $0.10* per share, compared with a net loss of $7.2 million, or $0.84 per share for the same period in 2022 and an improvement over the fourth quarter of 2022.
•Cash and cash equivalents at March 31, 2023 was $16.8 million compared to cash and cash equivalents of $21.5 million at December 31, 2022. The variance was largely driven by fees associated with the reacquisition of Rockwell's distribution rights from Baxter, one-time severance payments, and fees associated with terminating a supply agreement.

                             Exhibit 99.1
Financial Highlights

	Three Months Ended March 31
(In Thousands, Except Per Share Amounts)	2023	2022
Net Sales	$19,668	$16,124

Gross Profit (Loss)	$2,599	$(786)

Operating Loss	$(1,427)	$(6,626)

Net Loss	$(1,750)	$(7,162)

Basic and Diluted Net Loss per Share	$ (0.10)*	$(0.84)
* Basic and Diluted Net Loss per Share includes 5,911,000 of shares of common stock issuable upon the exercise of the pre-funded warrants in the weighted average shares of common stock outstanding for the three months ended March 31, 2023. For more details, see Note 3 on Form 10-Q filed May 15, 2023.

First Quarter 2023 Operating Highlights
•Effective January 1, 2023, Rockwell assumed 100% commercial responsibility for Baxter's customers which were previously serviced under the exclusive distribution agreement that was terminated subsequent to the acquisition of this business in the fourth quarter of 2022. Rockwell is actively working with customers to establish long-term supply agreements with optimal pricing and contractual minimums. The majority of Baxter customers have transitioned successfully over to the Rockwell platform and are actively buying products. Rockwell has already begun to experience the benefits of these changes and expects to realize the full impact of these actions during the second quarter of 2023 and beyond.
•In February 2023, we announced two long-term, multi-million-dollar supply and product purchase agreements that strengthen our revenue base over the next several years and grow our hemodialysis concentrates business. The first arrangement is with the largest non-profit dialysis provider in the United States. The second is with Concerto Renal Services, the largest provider of dialysis in skilled nursing facilities in the United States.
•Additionally, during the first quarter of 2023, Rockwell established new non-exclusive distribution services agreements with Cardinal Health and Medline Industries for distribution of Rockwell's hemodialysis concentrates products throughout the United States.
•Rockwell continues to evaluate potential business development opportunities to strengthen the Company's existing hemodialysis concentrates business and potentially expand into new product categories and markets.
•Rockwell was certified as a Great Place to Work in the United States. Great Place to Work® is the global authority on workplace culture, employee experience, and the leadership behaviors proven to deliver market-leading revenue, employee retention and increased innovation.

CONFERENCE CALL AND WEBCAST DETAILS

                             Exhibit 99.1

Date: Monday, May 15, 2023
Time: 8:00am ET
Webcast: www.RockwellMed.com/Results
Live Number: (888) 660-6347 // (International) 1 (929) 201-6594
Replay Number: (800) 770-2030 // (International) 1 (647) 362-9199 A replay will be available via the replay number and webcast through June 14, 2023.

Access Code: 4944610

Speakers:
•Mark Strobeck, Ph.D. — President and Chief Executive Officer; and
•Paul McGarry, CPA — SVP, Finance and Chief Accounting Officer.

Format: Discussion of first quarter 2023 operational and financial results followed by Q&A.

About Rockwell Medical
Rockwell Medical, Inc. (Nasdaq: RMTI) is a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide. Rockwell Medical's mission is to provide dialysis clinics and the patients they serve with the highest quality products supported by the best customer service in the industry. Rockwell is focused on innovative, long-term growth strategies that enhance its products, its processes, and its people, enabling the Company to deliver exceptional value to the healthcare system and provide a positive impact on the lives of hemodialysis patients. Hemodialysis is the most common form of end-stage kidney disease treatment and is usually performed at freestanding outpatient dialysis centers, at hospital-based outpatient centers, at skilled nursing facilities, or in a patient’s home. Rockwell Medical's products are vital to vulnerable patients with end-stage kidney disease, and the Company is relentless in providing unmatched reliability and customer service. Rockwell Medical is the second largest supplier of acid and bicarbonate concentrates for dialysis patients in the United States and has the vision of becoming the leading global supplier of hemodialysis concentrates. Certified as a Great Place to Work® in 2023, Rockwell Medical is Driven to Deliver Life-Sustaining Dialysis SolutionsTM. For more information, visit www.RockwellMed.com.

Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as, "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "could," "can," "would," "develop," "plan," "potential," "predict," "forecast," "project," "intend," "look forward to," "remain confident," “guidance,” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. There can be no assurance that: Rockwell Medical will grow its hemodialysis concentrates business and further improve its performance; Rockwell Medical will be able to enhance the economics in its current customer agreements; Rockwell Medical will add new long-term supply agreements with new customers and will transition Baxter customers; Rockwell Medical will achieve its projected total revenue and gross profit for 2023; Rockwell Medical will be able to achieve planned cost savings to operate its concentrates business profitability or achieve the other components of its strategy; Rockwell Medical will achieve profitability in 2024; Rockwell Medical will expand

                             Exhibit 99.1
into new product categories and markets; Rockwell Medical will be successful in evaluating potential business development opportunities; that Rockwell Medical will realize benefits from the Baxter transition; or Rockwell Medical’s future cash balance will be sufficient to fund operations going forward. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical's SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include but are not limited to those risks more fully discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2022, as such description may be amended or updated in any subsequent reports filed with the SEC. Rockwell Medical expressly disclaims any obligation to update our forward-looking statements, except as may be required by law.

# # #

CONTACT:
Heather R. Hunter
SVP, Chief Corporate Affairs Officer
(248) 432-1362
IR@RockwellMed.com

Financial Tables Follow
###

                             Exhibit 99.1

ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)
	March 31,	December 31,
	2023	2022
	(Unaudited)

Cash and Cash Equivalents	$16,834	$21,492
Total Assets	$40,472	$46,635
Total Liabilities	$27,930	$32,529
Total Stockholders’ Equity	$12,542	$14,106

Common Stock Outstanding	12,552,673	12,163,673
Common stock and common stock equivalents*	31,343,670	31,356,373

*Common stock and common stock equivalents:
Common stock	12,552,673	12,163,673
Common stock warrants (pre-funded)	5,911,000	6,300,000
Common stock and pre-funded stock warrants	18,463,673	18,463,673
Preferred stock converted	1,363,636	1,363,636
Options to purchase common stock	1,194,202	1,206,905
Restricted stock awards	891	891
Restricted stock units	125,000	125,000
Common stock warrants	10,196,268	10,196,268
Total common stock and common stock equivalents	31,343,670	31,356,373

                             Exhibit 99.1

ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In Thousands, Except Shares and Per Share Amounts)
	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022

Net Sales	$19,668	$16,124
Cost of Sales	17,069	16,910
Gross Profit (Loss)	2,599	(786)
Research and Product Development	278	1,567
Selling and Marketing	498	455
General and Administrative	3,250	3,818
Operating Loss	(1,427)	(6,626)

Other (Expense) Income
Realized Gain on Investments	—	4
Interest Expense	(387)	(540)
Interest Income	64	—
Total Other Expense	(323)	(536)

Net Loss	$(1,750)	$(7,162)

Basic and Diluted Net Loss per Share	$(0.10)	$(0.84)

Basic and Diluted Weighted Average Shares Outstanding	18,359,940	8,544,225